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                                                                     EXHIBIT 8.1



                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]





                                February 5, 1998


KNOLOGY Holdings, Inc.
1241 O.G. Skinner Drive
West Point, GA  31833

Ladies and Gentlemen:

                 This firm has acted as special counsel to KNOLOGY Holdings, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-4, as amended (File No. 333-43339) (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offering of up to $444,100,000 in aggregate principal amount at maturity of 11-7/8% Senior Discount Notes Due October 15, 2007 (the "Exchange Notes") in exchange for up to $444,100,000 in aggregate principal amount at maturity of the Company's outstanding 11-7/8% Senior Discount Notes Due October 15, 2007 (the "Senior Discount Notes"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(8) of Regulation S-K, 17 C.F.R. Section 229.601(b)(8), in connection with the Registration Statement. Capitalized terms used in this letter and not otherwise defined herein shall have the meaning set forth in the prospectus ("Prospectus") included as part of the Registration Statement.

                 This opinion letter is based as to matters of law solely on the Internal Revenue Code of 1986, as amended, its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount, all as in effect and existing on the date hereof (collectively, "federal tax laws"). These provisions and interpretations are subject to changes, which may or may not be retroactive in effect, that might result in material modifications of our opinion. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.
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KNOLOGY Holdings, Inc.
February 5, 1998
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                 In rendering the following opinion, we have examined: (i) an executed copy of the Registration Statement; (ii) the forms of the Senior Discount Notes and the Exchange Notes; and (iii) an executed copy of the Indenture.

                 In our review, we have assumed that all of the representations and statements set forth in such documents are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                 For purposes of rendering our opinion, we have not made an independent investigation of the facts set forth in any of the above-referenced documents, including the Prospectus. We have consequently relied upon representations and information presented in such documents.

                 Based upon, and subject to, the foregoing and subject to the qualifications, limitations and exceptions contained in the Prospectus, we are of the opinion that the information in the Prospectus under the caption "Certain United States Federal Income Tax Consequences" and in the first two paragraphs under the caption "Risk Factors -- Consequences of Original Issue Discount on Exchange Notes" accurately summarizes the material U.S. federal income tax consequences associated with the exchange of the Senior Discount Notes for the Exchange Notes and with the ownership and disposition of the Notes.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we
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KNOLOGY Holdings, Inc.
February 5, 1998
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do not admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ HOGAN & HARTSON L.L.P.

                                        HOGAN & HARTSON L.L.P.